Exhibit 10.1

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 2 to Agreement and Plan of Merger and Reorganization (this “Amendment”) is made as of July 19, 2017 by and among ONCOGENEX PHARMACEUTICALS, INC., a Delaware corporation (“Arrow”), ASH ACQUISITION SUB, INC., a Delaware corporation (“Merger Sub 1”), ASH ACQUISITION SUB 2, INC., a Delaware corporation (“Merger Sub 2”; together with Merger Sub 1, “Merger Subs”), and ACHIEVE LIFE SCIENCE, INC., a Delaware corporation (the “Company”) and amends in certain respects that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of January 5, 2017, previously entered into by and among Arrow, the Merger Subs, and the Company. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Merger Agreement.

R E C I T A L S

WHEREAS, Arrow, Merger Sub 1, Merger Sub 2, and the Company are parties to the Merger Agreement.

WHEREAS, Arrow, Merger Sub 1, Merger Sub 2, and the Company desire to amend the Merger Agreement to modify certain terms regarding termination of the Merger Agreement.

WHEREAS, Section 10.2 of the Merger Agreement provides that the Merger Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Subs and Arrow at any time (whether before or after the adoption and approval of the Merger Agreement by the Company’s stockholders or before or after the approval of issuance of shares of Arrow Common Stock in the First Merger by Arrow’s stockholders) by an instrument in writing signed on behalf of each of the Company, Merger Subs and Arrow.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Merger Agreement. Section 9.1(b) of the Merger Agreement is hereby deleted in its entirety and is hereby amended and restated in its entirety to read as follows:

“by either Arrow or the Company if the Mergers shall not have been consummated by August 31, 2017; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Arrow or Merger Subs, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the waiting period under the HSR Act has not expired, or a request for additional information has been made by any Governmental Authority, or in the event that the SEC has not declared effective under the Securities Act the Registration Statement by such date, then either the Company or Arrow shall be entitled to extend the date for termination of this Agreement pursuant to this Section 9.1(b) for an additional 60 days;

2. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Merger Agreement shall remain in full force and effect.

3. General Provisions.

3.1. Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the Merger Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Merger Agreement or in any exhibit or schedule thereto shall hereinafter refer to the Merger Agreement as amended by this Amendment.

3.2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

3.3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signature Pages Follow]

The parties have executed this Amendment No. 2 to Agreement and Plan of Merger and Reorganization as of the date first written above.

ONCOGENEX PHARMACEUTICALS, INC.

By:	/s/ Scott Cormack
Name:	Scott Cormack
Title:	President and Chief Executive Officer

ASH ACQUISITION SUB, INC.

By:	/s/ Scott Cormack
Name:	Scott Cormack
Title:	President and Chief Executive Officer

ASH ACQUISITION SUB 2, INC.

By:	/s/ Scott Cormack
Name:	Scott Cormack
Title:	President and Chief Executive Officer

ACHIEVE LIFE SCIENCE, INC.

By:	/s/ Richard Stewart
Name:	Richard Stewart
Title:	Chairman